ALCOA CORPORATION

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned director and/or officer (or nominee) of Alcoa Corporation, a Delaware corporation (the "Company"), hereby constitute and appoint Andrew Hastings, Marissa P. Earnest, Megan C. Yancey, Alexander N. Hernandez, Mary A. Vogel, Janine Gugliotti, and any Assistant Secretary of the Company, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the other, with full power of substitution and resubstitution, in the undersigned’s name, place and stead, in any and all capacities, to (i) prepare, execute and file for and on behalf of the undersigned any reports on Forms 3, 4 and 5 (including any amendments thereto and any successors to such Forms) with respect to ownership, acquisition or disposition of securities of the Company that the undersigned may be required to file or that the undersigned wishes to voluntarily file with the U.S. Securities and Exchange Commission (the “SEC”) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable securities and/or stock exchange laws, rules and regulations, (ii) prepare, execute, and submit to the SEC a Form ID (including amendments thereto) and any other documents necessary or appropriate to enroll in EDGAR Next and/or to obtain codes and passwords or passphrases, enabling the undersigned to electronically file reports required by Section 16(a) of the Exchange Act or any rule or regulation of the SEC, (iii) prepare, execute and file for and on behalf of the undersigned any reports (including amendments thereto) that may be required under SEC Rule 144 to permit the undersigned to sell Company common stock without registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on Rule 144 as amended from time to time, (iv) obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the attorney-in-fact, or (v) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorney-in-fact’s or attorneys-in-facts’ discretion.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act. The Company will use all reasonable efforts to apprise the undersigned of applicable filing requirements for purposes of Section 16(a) of the Exchange Act or Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Forms 144 with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes and replaces any prior Power of Attorney executed by the undersigned with respect to the matters described herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of May, 2025.

Signature /s/ Carol L. Roberts

Printed Name Carol L. Roberts